Exhibit 3.24.1
ARTICLES OF INCORPORATION
OF
RHEIA ASSOCIATES CO.
PURSUANT TO THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT
     The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Marshall Islands Business Corporations Act, does hereby make, subscribe, acknowledge and file with the Registrar of Corporations this instrument for that purpose, as follows:
A.	The name of the Corporation shall be:
RHEIA ASSOCIATES CO.
B.	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, and without in any way limiting the generality of the foregoing, the Corporation shall have the power:

(1) To carry on the business of an investment holding company or corporation and for such purpose to purchase or otherwise acquire, underwrite, hold, pledge, turn to account in any manner, sell, distribute, or otherwise dispose of and generally to deal in shares, stocks, bonds, debentures, notes, evidences of indebtedness, warrants, rights, certificates, receipts or any other instruments or interest in the nature of securities created or issued by any person, partnership, firm, corporation, company, association, or other business organizations, foreign or domestic, or by any domestic or foreign governmental, municipal or other public authority, and exercise as holder or owner of any such securities all rights, powers and privileges in respect thereof; to do any and all acts and things for the preservation, protection, improvement, and enhancement in value of any such securities and to aid by loan, subsidy, guaranty or otherwise those issuing, creating or responsible for any such securities, to acquire or become interested in any such securities by original subscription, underwriting, loan, participation in syndicates or otherwise, and irrespective of whether such securities be fully paid or subject to future payments; to make payments thereon as called for or in advance of calls or otherwise and to underwrite or subscribe for the same conditionally or otherwise and either with a view to resale or investment or for any other lawful purpose; and in connection therewith or otherwise to acquire and hold membership in or otherwise secure trading privileges on any board of trade, exchange or other similar institution where any securities are dealt in and to comply with the rules of any such institution; as used herein the term “securities” shall include bonds, debentures, notes, evidences of indebtedness, shares of stock, warrants, options, rights, certificates, receipts or any other instruments or interests in the nature of securities of any kind whatsoever which a corporation organized under the Marshall Islands Business Corporations Act is legally permitted to acquire or deal in, by whomsoever issued or created; the term “person” shall include any person, partnership, firm, corporation, company, association or other business organization, domestic or foreign; and the term “public authority” shall include any domestic or foreign governmental, municipal or other public authority.

(2) To purchase or otherwise acquire, hold, pledge, turn to account in any manner, import, export, sell, distribute or otherwise dispose of, and generally to deal in, commodities and products (including any future interest therein) and merchandise, articles of commerce, materials, personal property and real property of every kind, character and description whatsoever, and wheresoever situated, either as principal or as factor or broker, or as commercial, sales, business or financial agent or representative, general or special, or, to the extent permitted by the laws of the Marshall Islands, in any other capacity whatsoever for the account of any domestic or foreign person or public authority, and in connection therewith or otherwise to acquire trading privileges on any board of trade, exchange or similar institution where any such products or commodities or personal or real property are dealt in, and to comply with the rules of any such institution.

(3) To borrow or raise money and contract debts, when necessary, for the transaction of its business or for the exercise of its corporate rights, privileges or franchise or for any other lawful purpose of its incorporation; to draw, make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, and other instruments and evidences of indebtedness either secured by mortgage, pledge, deed of trust or otherwise, or unsecured.

(4) To acquire, and take over as a going concern and thereafter to carry on the business of any person, firm or corporation engaged in any business which this corporation is authorized to carry on, and in connection therewith to acquire the goodwill and all or any assets, and to assume or otherwise provide for all or any of the liabilities of any such business.

(5) To cause to be formed, merged, reorganized or liquidated, and to promote, take charge of, in any way permitted by law, the formation, merger, reorganization or liquidation of any person, firm or corporation in the Republic of the Marshall Islands or abroad.

(6) To lend or advance money to or for the account of any other person, firm or corporation and also to guarantee, endorse or give security for any promissory notes, bonds, or other instruments of indebtedness of such other person, firm or corporation; and to otherwise invest its funds as from time to time may be deemed advisable by the Board of Directors, but this corporation shall not engage in the banking business or exercise banking powers, and nothing in these Articles contained shall be deemed to authorize it to do so.

(7) To make and issue trust receipts, deposit receipts, certificates of deposit, interim receipts, or any other receipts for or certificates of deposit for, any proxies or powers of attorney or other privileges pertaining to any securities or interest therein, to hold in trust, issue on commission, make advances upon or sell, lease, license, transfer, organize, reorganize, incorporate or dispose of any of the undertakings or resulting investments aforesaid, or the stock or securities thereon; to act as agent for any of the above or like purposes, or any purpose herein mentioned, and to act as fiscal agent of any other person, firm or corporation.
(8) To render advisory, investigatory, supervisory, managerial or other like services, permitted to corporations, in connection with the promotion, organization, reorganization, recapitalization, liquidation, consolidation or merger of any person, firm or corporation or in connection with the issuance, underwriting, sale or distribution of any securities issued in connection therewith or incidental thereto; and to render general investment advisory or financial advisory or managerial services to any person or public authority.
(9) To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession or cooperation with any person or public authority, in the carrying on of any similar business which the corporation is authorized to carry on, or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of this corporation.
(10) To cause or allow the legal title, or any legal or equitable estate, right or interest in any property, whether real, personal, or mixed, owned, acquired, controlled or operated by this corporation, to remain or to be vested or registered in the name of, or operated by, any person, formed or to be formed, either upon trust for or as agents or nominees of, this corporation, or upon any other proper terms or conditions which the Board of Directors may consider for the benefit of this corporation.
(11) To the extent suitable or necessary to carry out any of the purposes hereinbefore or hereinafter set forth, but only in so far as the same may be permitted to be done by a corporation organized under the Marshall

Islands Business Corporations Act, to buy, sell and deal in foreign exchange.
(12) To make and give any guarantee so far as the same may be permitted to be done by a corporation organized under the Marshall Islands Business Corporations Act and to mortgage, pledge or charge the property of the corporation, of whatsoever nature the property may be, as security for any such guaranty made or given and to assist financially or otherwise with or without consideration and on such terms as the corporation thinks fit any person, firm, company or corporation in any part of the world and in connection therewith undertake and guarantee the liabilities of that person, firm, company or corporation and to issue or procure the issue of indemnities in respect of the liabilities of such person, firm, company, or corporation and to mortgage and hypothecate the corporation’s vessels or real or personal property or immovable or movable property or other form of property whatsoever as security for any such undertaking or guarantee or indemnity given or issued as aforesaid.
(13) To issue, purchase, hold, sell, transfer, reissue, or cancel the shares of its own capital stock or any securities of the corporation in the manner and to the extent now or hereafter permitted by law; and provide further that shares of its own capital stock owned by the corporation shall not be voted upon directly or indirectly, nor counted as outstanding for the purpose of any stockholders’ quorum or vote.
(14) To invest its uninvested funds and/or surplus from time to time to such extent as the Board of Directors may deem advisable in securities or in call and/or in time loans or otherwise, upon such security, if any, as the Board of Directors may determine, but the corporation shall not engage in the banking business or exercise banking powers, and nothing in these Articles contained shall be deemed to authorize it to do so.
(15) To purchase or otherwise acquire, own, use, operate, pledge, hypothecate, mortgage, lease, charter, subcharter, sell, build, and repair steamships,

motorships, tankers, sailing vessels, yachts, tugs, lighters, barges, and all other vessels and craft of any and all means of conveyance and transportation by land, water or air, together with engines, boilers, machinery, equipment and appurtenances of all kinds, including masts, sails, boats, anchors, cables, tackle, furniture and all other necessities thereunto appertaining and belonging, together with all materials, articles, tools, equipment and appliances necessary, suitable or convenient for the construction, use and operation thereof; and to equip, furnish, and outfit such vessels and ships.
(16) To engage in ocean, coastwise and inland commerce, and generally in the carriage of passengers, mail, freight, goods, cargo in bulk and personal effects by water between the various ports of the world and to engage generally in waterborne and airborne commerce throughout the world.
(17) To act as broker or agent in the chartering, sub-chartering, buying, and selling of steamships, motorships, tankers, sailing vessels, yachts, tugs, lighters, barges, scows, rafts, dredges, pontoons, airplanes, airships, hydroplanes, and all other vessels and craft of any and all motive power whatsoever, including aircrafts, landcraft and watercraft, and equipment and appurtenances of all kinds in connection therewith and to engage in the business of negotiation and concluding freighting or transportation contracts of every kind and description for its own account and as the agent for any other corporation, or any firm, association or individual, domestic or foreign.
(18) To act as ship’s agent, ship chandler, ship broker, ship’s husband, manager of shipping property, custom house broker, forwarding agent, freight contractor, lighterman, stevedore, warehouseman and wharfinger, on its own behalf or as agent for any other corporation, or any firm, association or individual, domestic or foreign.
(19) To purchase or otherwise acquire, own, use, operate, lease, build, repair, sell or in any manner dispose of docks, piers, quays, wharves, dry docks, warehouses and storage facilities of all kinds, and any property, real, personal and mixed, in connection therewith.
(20) To engage in any mercantile, manufacturing or trading business of any kind or character whatsoever, outside of the Republic of the Marshall Islands, and to do all things incidental to such business.
(21) To act as agent, attorney-in-fact, broker or representative, general or special, on commission or otherwise for corporations, firms, associations, or individuals, foreign or domestic, including governments or governmental authorities; to aid, assist, promote and serve the interests of and afford facilities for, the convenient transaction of business by its principals and partners in all parts of the world; and to appoint agents, brokers or representatives.
(22) To carry on the business of warehousing and all business incidental thereto, including the issuing of warehouse receipts, negotiable or otherwise, and the making of advances or loans upon the security of goods warehoused.
(23) To apply for, purchase, or any manner to acquire, hold, own, use and operate; to sell or in any manner dispose of, to grant, or license other rights in respect of, and in any manner deal with, any and all rights, interests, inventions, improvements and processes used in connection with or secured under letters patent, copyrights, or trademarks and to work, operate, or develop the same.
(24) To purchase, lease or otherwise acquire, hold, own, mortgage, pledge, hypothecate, build, erect, construct, maintain and operate, develop, improve and sell, lease or otherwise dispose of lands, and improvements, warehouses, factories, buildings, structures, piers, wharves, mills, dams, stores and dwellings and all other property and things of whatsoever kind and nature, real, personal or mixed, tangible or intangible, without the Marshall Islands, and in any part of the world suitable or necessary in connection with any of the purposes hereinabove or hereinafter set forth, or otherwise deal with or in any such properties.
(25) To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic, or government or colony or any dependency thereof.
(26) To carry on its business, to have one or more offices, and to exercise its power in any and all foreign countries, subject to the laws of the particular country.
(27) To carry on any other business in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the corporation’s property or rights.
(28) To do all and everything necessary, suitable, or proper for the accomplishment of any of the purposes, the attainment of any of the objects of the furtherance of any of the powers hereinbefore set forth either alone or in connection with other corporations, firms, or individuals and either as principals, or agents, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid objects, purposes or powers or any of them.
C.	The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

The name of the Corporation’s registered agent at such address is The Trust Company of the Marshall Islands, Inc.

D.	The aggregate number of shares of stock that the Corporation is authorized to issue is Five Hundred (500) registered and/or bearer shares without par value.

The Corporation shall mail notices and information to holders of bearer shares to the address provided to the Corporation by the shareholder for that purpose.

The holder of a stock certificate issued to bearer may cause such certificate to be exchanged for another certificate in his name for a like number of shares, and the holder of shares issued in the name of the owner may cause his certificate to be exchanged for another certificate to bearer for a like number of shares.
E.	The Corporation shall have every power which a corporation now or hereafter organized under the Marshall Islands Business Corporations Act may have.

F.	The name and address of the incorporator is:

Name	Post Office Address
Majuro Nominees Ltd.	P.O. Box 1405
Majuro
Marshall Islands
G.	The Board of Directors as well as the shareholders of the Corporation shall have the authority to adopt, amend or repeal the bylaws of the Corporation.

H.	Corporate existence shall begin upon filing these Articles of Incorporation with the Registrar of Corporations as of the filing date stated on these Articles.
     IN WITNESS WHEREOF, I have executed this instrument on June 30, 2005.

Majuro Nominees Ltd. Incorporator
by: